Consent of Independent Accountants

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-66759) of Saks Incorporated of our report dated June 7, 2002 relating to the financial statements of Saks Fifth Avenue Retirement Savings Plan, which appears in this Form 11-K.

/s/ PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP
Birmingham, Alabama

June 26, 2002